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Exhibit 3.25

BYLAWS
OF
TCBY OF TEXAS, INC.
AMENDED AND REINSTATED EFFECTIVE AS OF MARCH 1, 1996

ARTICLE I
Name and Location

        The name of this corporation shall be TCBY of Texas, Inc. The principal office of the corporation in the State of Arkansas shall be located in Little Rock, Arkansas. The corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation shall be in the City of Dallas, County of Dallas, State of Texas, and the name of the registered agent in charge thereof is CT Corporation System. The registered agent and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II
Shareholders

        Section 1. Annual Meeting. Each year on or before the last day of March the annual meeting of the Shareholders shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

        Section 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, or upon written request of stockholders holding one-tenth (1/10) of the outstanding stock.

        Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A Waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the corporation.

        Section 4. Notice of Meeting. Written notice of stockholders' meetings shall be given either personally or by mail, to each stockholder of record at his address, as the same appears on the stock book of the corporation, not less than ten (10) nor more than sixty (60) days before the meeting is to be held and, if mailed, such notice shall be deemed effective when deposited in the United States mail so addressed with prepaid postage thereon. If a proposal to increase the authorized capital stock or bonded indebtedness is to be submitted, notice must be given not less than sixty (60) nor more than seventy-five (75) days before the meeting. In case of special meetings, the notice shall also include a statement of the purpose or purposes for which the meeting is called. If at any annual meeting there shall be presented a proposal to increase the authorized capital stock or bonded indebtedness, then that annual meeting shall be deemed, for the purpose of notice, a special meeting. Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a stockholder at such meeting. No irregularity of notice of any regular or special meeting of the stockholders shall invalidate such meeting or any proceeding thereat.

        Section 5. Closing of Transfer Books. The stock books of the corporation shall be closed against transfers for a period of ten (10) days before each annual meeting of the stockholders.

        Section 6. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

        Section 7. Voting of Shares. Subject to the provisions of Section 8 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the Shareholders.

        Section 8. Informal Action by Shareholders. Any action on any proposals to increase the capital stock or bond indebtedness may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all the Shareholders. Any other action required to be taken at a meeting of the Shareholders, or any other action which may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III
Board of Directors

        Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

        Section 2. Number, Tenure, and Qualifications. The number of Directors of the corporation shall be at least one, or more, as the Shareholders may determine. Each Director shall hold office until the next annual meeting of Shareholders and until their successor shall have been elected and qualified. Directors need not be residents of the State of Texas or Shareholders of the corporation.

        Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without any other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas for the holding of regular meetings without other notice than such resolution.

        Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors.

        Section 5. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by facsimile or telegram. Such notice shall be deemed received upon the earliest of the following: actual receipt; five days after deposit in the United States Mail so addressed with prepaid postage thereon; or the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

        Section 7. Manner of Acting. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at any annual meeting or at a special meeting of Shareholders called for that purpose.

        Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 10. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

        Section 11. Informal Action. Action by the Board of Directors without a meeting shall be valid Board action if either before or after such action is taken all members of the Board sign and file with the Secretary, for inclusion in the corporate minute book, a memorandum showing the nature of the action therein, and also showing that each member of the Board consented to the Board acting informally in respect to such meeting and approved such action taken.

ARTICLE IV
Officers

        Section 1. Number. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such additional officers, assistant officers and special officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

        Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        Section 5. President. The President shall be the principal Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the Shareholders and of the proper officer of the corporation thereunto authorized by the Board of Directors, sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation; or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 6. The Vice-President. A Vice-President, if elected or appointed, in the absence or disability of the President, (or in the event there be more than one Vice-President, the Vice-President in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), shall perform all the duties and exercise all the authority of the President of the corporation, and shall perform such other duties as directed by the Board of Directors from time to time.

        Section 7. The Secretary. The Secretary shall:

  (a)
  keep the minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

  (b)
  see that all notices are duly given in accordance with the provision of these Bylaws or as required by law;

  (c)
  be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

  (d)
  keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholders;

  (e)
  sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

  (f)
  have general charge of the stock transfer books of the corporation; and

  (g)
  in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        Section 8. The Treasurer. The Treasurer shall:

  (a)
  have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties as from time to time may be assigned to him by the President or by the Board of Directors.

        Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

        Section 10. Reimbursements of Excess Compensation. Any payments made to an officer such as salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each sum amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE V
Contracts, Loans, Checks and Deposits

        Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes and other evidences or indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI
Indemnification of Directors and Officers

        To the extent allowed by law, the corporation shall indemnify every Director or officer, their heirs, executors and administrators, against expenses reasonably incurred in connection with any action, suit or proceeding to which such Director or officer may be made a party by reason of their being or having been a Director or officer of the corporation, whether or not they continue to be a Director or officer at the time of incurring such expenses. Provided, however, that such indemnification shall not apply with respect to any matter as to which such officer or Director shall be finally judged in such action, suit or proceeding to have been individually guilty of willful misfeasance or malfeasance in the performance of their duty as such Director or officer. The indemnification herein provided shall, with respect to any settlement of any such suit, action, proceeding or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit, action, proceeding or claim, when, in the judgement of the Board of Directors of this company, such settlement and reimbursement appear to be for the best interests of the company. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights as to which any Director or officer may be entitled under any bylaw, agreement or otherwise.

ARTICLE VII
Capital Stock

        Section 1. Authorized Shares. The authorized capital stock of the corporation shall consist of the One Thousand (1,000) shares of common stock with par value of One Dollar ($1.00) per share.

        Section 2. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books for the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered or canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

        Section 3. Treasury Stock. Treasury stock shall be held by the corporation subject to the disposal of the Board of Directors and shall neither vote nor participate in dividends.

        Section 4. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be owner thereof for all purposes.

        Section 5. Restriction on Transfer of Shares. The Board of Directors may place such restrictions on the transfer (whether intervivos, inheritance, or by testamentary disposition), hypothecation, or other disposition of shares of, capital stock lssued by the company Which, in its judgement, lt deems advisable and which do not unreasonably restrain alienation. Such restrictions may, among other things, require that the company be furnished with an opinion of counsel, satisfactory to it, that such transfer, hypothecation, or other disposition will not result in the violation of any Federal or State law to that effect. The same restrictions may be placed on previously issued and outstanding shares of capital stock of the company if the consent of the holders thereof is obtained or if the holders voted in favor of the restriction. Any such restrictions placed on the transfer, hypothecation or other disposition of the shares of capital stock of the company shall be conspicuously noted on each certificate covering shares affected by such restrictions.

        Section 6. Lien for Indebtedness. The corporation shall have a first lien on all of the shares of its capital stock, and upon all dividends declared upon the same, for any indebtedness of the respective holders to the corporation.

ARTICLE VIII
Fiscal Year

        The fiscal year of the corporation shall begin on the first day of December and end on the last day of November, each succeeding year.

ARTICLE IX
Dividends

        The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X
Seal

        The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the words "Corporate Seal."

ARTICLE XI
Waiver of Notice

        Whenever any notice is required to be given to any Shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII
Amendments

        These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

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BYLAWS OF TCBY OF TEXAS, INC. AMENDED AND REINSTATED EFFECTIVE AS OF MARCH 1, 1996